UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Advanced Series Trust
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ADVANCED SERIES TRUST

AST HIGH YIELD PORTFOLIO

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON
August 4, 2010

To the Shareholders of AST High Yield Portfolio of Advanced Series Trust:

Notice is hereby given that a special meeting of the shareholders of the AST High Yield Portfolio ("High Yield Portfolio") of the Advanced Series Trust (the "Trust") will be held at the offices of Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("ASTI"), Gateway Center Three, 100 Mulberry Street, 14th Floor, Newark, New Jersey on August 4, 2010 at 10:00 a.m. Eastern Daylight Time or at such adjourned time as may be necessary to vote (the "Meeting"). The purpose of the Meeting is to consider and act upon the following proposal and to transact such other business as may properly come before the Meeting:

1.  To approve a new subadvisory agreement among PI, ASTI and Prudential Investment Management, Inc. ("PIM").

The proposal referred to above is discussed in detail in the Proxy Statement attached to this Notice. The Board of Trustees has fixed the close of business on June 9, 2010 as the record date for determining shareholders entitled to notice of, and to vote at, the Meeting, and only beneficial owners of shares at the close of business on that date are entitled to notice of, and to vote at, the Meeting. Each share of the High Yield Portfolio is entitled to one vote on the proposal.

You are cordially invited to attend the Meeting. If you do not expect to attend, you are requested to complete, date and sign the enclosed voting instruction card and return it promptly in the envelope provided for that purpose. Alternatively, you may vote by telephone as described in the Proxy Statement. The enclosed voting instruction card is being solicited on behalf of the Board of Trustees.

YOUR VOTE IS IMPORTANT. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO INDICATE VOTING INSTRUCTIONS ON THE ENCLOSED VOTING INSTRUCTION CARD, DATE AND SIGN IT, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS. YOU MAY REVOKE YOUR INSTRUCTION AT ANY TIME PRIOR TO ITS USE. THEREFORE, BY APPEARING AT THE MEETING, AND REQUESTING REVOCATION PRIOR TO THE VOTING, YOU MAY REVOKE THE VOTING INSTRUCTION CARD AND YOU CAN THEN SUBMIT YOUR VOTING INSTRUCTION IN PERSON.

  By order of the Board of Trustees

  Jonathan D. Shain
  Assistant Secretary
  Advanced Series Trust

June 30, 2010

ADVANCED SERIES TRUST
AST HIGH YIELD PORTFOLIO

Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102

PROXY STATEMENT
Special Meeting of Shareholders
To Be Held on August 4, 2010

This Proxy Statement is furnished in connection with a Special Meeting (the "Meeting") of shareholders of the AST High Yield Portfolio (the "High Yield Portfolio" or the "Portfolio"), a series of Advanced Series Trust (the "Trust"). The Board of Trustees of the Trust has called the Meeting for shareholders to approve or disapprove a proposal to appoint Prudential Investment Management, Inc. ("PIM") as a new subadviser for the High Yield Portfolio.

The Meeting will be held at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102 on August 4, 2010 at 10:00 a.m. Eastern Daylight Time. The Board of Trustees of the Trust is soliciting these voting instructions on behalf of the High Yield Portfolio. This Proxy Statement will first be sent to beneficial shareholders on or about June 30, 2010 and is also available on the Trust's website at www.annuities.prudential.com.

The Trust serves primarily as an underlying mutual fund for variable annuity contracts and variable life insurance policies (the "Contracts") issued by Prudential Annuities Life Assurance Company ("PALAC") and other affiliated insurance companies (jointly referred to herein as "PALAC"), each of which are an affiliate of Prudential Investments LLC ("PI") and AST Investment Services, Inc. ("ASTI"). PALAC holds assets invested in these Contracts in various separate accounts, each of which is divided into sub-accounts investing exclusively in a mutual fund or in a portfolio of a mutual fund. Therefore, Contract owners who have allocated their account values to applicable sub-accounts are indirectly invested in the High Yield Portfolio through the Contracts and should consider themselves shareholders of the High Yield Portfolio for purposes of this Proxy Statement. PALAC is required to offer Contract owners the opportunity to instruct it, as owner of record of shares held in the High Yield Portfolio by its separate accounts, how it should vote at the Meeting and at any adjournments thereof.

The close of business on June 9, 2010 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. As of the record date, there were 146,316,372 outstanding shares of the High Yield Portfolio.

Copies of the Trust's most recent annual and semi-annual reports, including financial statements, have previously been delivered to shareholders. Shareholders of the Trust may obtain without charge additional copies of the Trust's annual and semi-annual reports by writing the Trust at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, or by calling (203) 926-1888.

PROPOSAL

TO APPROVE A NEW SUBADVISORY AGREEMENT WITH
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

On behalf of the Trust, the Board of the Trust, including the Independent Trustees, has approved, and recommends that shareholders approve, a subadvisory agreement among PI, ASTI and PIM under which PIM would serve as a subadviser to the High Yield Portfolio of the Trust. The proposed subadvisory agreement with PIM in final form is attached as Exhibit A. If the new subadvisory agreement with PIM is approved by shareholders, PI and ASTI (the "Co-Managers") intend to terminate their existing subadvisory agreement with Pacific Investment Management Company LLC ("PIMCO") as further explained below. The reasons why the Board of the Trust approved PIM as a new subadviser and approved the termination of PIMCO's subadvisory agreement are discussed below.

The High Yield Portfolio is currently subadvised by PIMCO, pursuant to a subadvisory agreement among PI, ASTI and PIMCO. Pursuant to the existing subadvisory agreement, PIMCO furnishes investment advisory services in connection with the management of the High Yield Portfolio, subject to the supervision and oversight of PI and ASTI as the Co-Managers of the Trust. PIMCO has served as the High Yield Portfolio's Subadviser since March 2006. The proposed new subadvisory agreement with PIM is substantially similar in all material respects to the existing subadvisory agreement with PIMCO. The subadvisory fee rate is the same in both the existing PIMCO subadvisory agreement as well as the new PIM subadvisory agreement.

The new subadvisory agreement, if approved by shareholders, would not change the overall advisory fee paid by the Portfolio to the Co-Managers. Therefore, this proposal will not affect the fees borne by shareholders.

Under the terms of an exemptive order issued by the Securities and Exchange Commission, the Trust is not required to obtain shareholder approval of new subadvisory agreements with subadvisers not affiliated with the Co-Managers. However, because PIM is an affiliate of the Co-Managers, shareholder approval of the new subadvisory agreement with PIM is required.

PIM is an indirect, wholly-owned subsidiary of Prudential Financial, Inc. PIM is located at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102. Prudential Fixed Income is the principal public fixed income asset management unit of PIM and will be responsible for the day-to-day management of the Portfolio. Prudential Fixed Income is one of the largest fixed income managers in the U.S. with $232 billion of assets under management as of December 31, 2009. Prudential Fixed Income employs a disciplined, research-driven approach to fixed income management.

Set forth below are the names, titles, addresses and principal occupations of each director and principal executive officer of PIM:

Name and Address	Title	Principal Occupation
Matthew Chanin 4 Gateway Center Newark, NJ 07102	Director Senior Managing Director Senior Vice President	Senior Managing Director of PIM, with oversight responsibility for the private debt investment units of PIM

Charles Lowrey 3 Gateway Center Newark, NJ 07102	Director Chairman & CEO President	President and CEO of PIM, the investment management business of Prudential Financial, Inc.

Dennis Kass 466 Lexington Ave., 18th floor New York, NY 10017	Director Senior Managing Director Vice President	Chairman and CEO of Jennison Associates LLC

Name and Address	Title	Principal Occupation
James Sullivan 2 Gateway Center Newark, NJ 07102	Director Senior Managing Director Senior Vice President	Senior Managing Director and head of Prudential Fixed Income, a business unit of PIM

James McCarthy 3 Gateway Center Newark, NJ 07102	Director Controller Vice President	Lead finance vice president for the asset management segment of PIM

Joel Allen Smith 8 Campus Dr. The Prudential Business Campus, Parsippany, NJ 07054	Vice President	Head of PREI, the real estate and investment management and advisory business of PIM

None of the current Trustees or Officers of the Trust currently holds an office with, or is employed by, PIM.

Terms of Proposed Subadvisory Agreement Among PI, ASTI and PIM

The proposed subadvisory agreement, in brief, provides that:

•  As compensation for PIM's services, PI and ASTI will pay PIM a fee equal, on an annualized basis, to the following:

  0.25% of average daily net assets.

•  PIM will provide day-to-day management of the High Yield Portfolio's investments and otherwise determine which investments the High Yield Portfolio will purchase, retain, and sell.

•  PIM will select brokers to effect trades for the High Yield Portfolio and may pay a higher commission to a broker that provides bona fide research services (soft dollar arrangements). PIM may use these soft dollar arrangements in connection with providing subadvisory services to one or more of its clients other than the High Yield Portfolio. As a result, PIM may benefit from these soft dollar arrangements to the extent it uses them to provide advisory services to its other clients. Conversely, the High Yield Portfolio may benefit to the extent that PIM uses soft dollar arrangements that PIM has established with brokers or dealers that effect securities transactions for PIM's other clients.

•  PIM will maintain certain books and records on behalf of the High Yield Portfolio.

•  PI and ASTI may replace PIM as Subadviser without obtaining shareholder approval.

•  PI and ASTI may appoint additional Subadvisers to manage the High Yield Portfolio's assets and, consequently, may determine the allocation of the High Yield Portfolio's assets among these subadvisers.

The proposed subadvisory contract is included as Exhibit A to this proxy statement.

Appointment of J.P. Morgan as Subadviser

If shareholders of the High Yield Portfolio approve the appointment of PIM as a new subadviser, the Board of the Trust has approved the appointment of J.P. Morgan Investment Management, Inc. (JP Morgan) as a subadviser to the Portfolio. PIM and JP Morgan would each be responsible for separately managing a portion of the assets of the High Yield Portfolio. Shareholders of the High Yield Portfolio are not being asked to approve a new subadvisory agreement between the Co-Managers and JP Morgan, because the Trust and the Co-Managers are permitted, pursuant to the terms of an exemptive order issued by the Securities and Exchange Commission (SEC), to appoint new subadvisers without first obtaining shareholder approval, so long as the new subadviser is not affiliated with the Co-Managers, and so long as the Trust and the Co-Managers comply with certain conditions set out in the order.

JP Morgan is not an affiliate of the Co-Managers, and therefore shareholder approval of a new subadvisory agreement with JP Morgan is neither required nor being sought. In compliance with the conditions of the SEC order, however, shareholders of the High Yield Portfolio will receive an information statement providing detailed information about JP Morgan, the new subadvisory agreement with JP Morgan, and other information about the new subadvisory arrangements. This information statement will be mailed to shareholders within 90 days after the date JP Morgan assumes subadvisory responsibilities, which is expected to occur in September 2010.

Other Funds Advised by PIM and JP Morgan

The table below lists the similar mutual funds that are advised by PIM and JP Morgan as of May 31, 2010, the size of each fund, and the rate of compensation received by PIM or JP Morgan for the investment advisory services it provides for each fund:

Fund Name	Fund Net Assets as of May 31, 2010	Fee Paid to PIM (% of average daily net assets)*
The Prudential Series Fund— High Yield Portfolio	$2.0 billion	0.25%

Prudential High Yield Fund	$1.4 billion	0.25% on first $250 million; 0.226% on next $500 million; 0.203% on next $750 million; 0.181% on next $500 million; 0.160% on next $500 million; 0.141 on next $500 million; 0.123% thereafter

Fund Name	Fund Net Assets as of May 31, 2010	Fee Paid to JP Morgan (% of average daily net assets)*
JP Morgan High Yield Fund	$6.4 billion	0.65%

*  PIM has not waived, reduced or otherwise agreed to any reduction in the compensation it receives under the subadvisory agreements. JP Morgan has agreed to waive a portion of the compensation it would otherwise receive under its advisory agreement.

Matters Considered by the Board

At an April 29, 2010 in-person meeting of the Board of Trustees at which a majority of the Trustees were in attendance (including all of the Independent Trustees), the Board considered whether the approval of the proposed subadvisory agreements with PIM and JP Morgan were in the best interests of the Portfolio and its shareholders. Before approving the proposed subadvisory agreements, the Trustees reviewed investment performance and organizational materials regarding PIM and JP Morgan and their proposed portfolio management teams and received a formal presentation from the Co-Managers.

Reasons for Appointing New Subadvisers

At the April 29, 2010 in-person meeting of the Board, the presentation by the Co-Managers detailed the reasons why they recommended that the Board appoint new subadvisers for the Portfolio. The Co-Managers recommended that the Board approve a multi-subadviser framework for the Portfolio, which would result in the appointment of two new subadvisers (PIM and JP Morgan) to replace the existing subadviser, PIMCO. The Co-Managers recommended a multi-subadviser framework for a number of reasons, including the reduction of capacity and liquidity constraints during periods of significant cash inflows into the Portfolio or redemptions out of the Portfolio, the opportunity for the Portfolio to benefit from style balance resulting from utilizing different subadvisers to each independently manage a portion of Portfolio assets, and reducing manager-specific risk.

In making the determination to approve the replacement of PIMCO with PIM and JP Morgan, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the following information and reached the following conclusions:

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Portfolio by PIMCO under the current subadvisory agreement and those that would be provided by JP Morgan and PIM under the new subadvisory agreements, noting that the nature and extent of services under the existing and new agreements were generally similar in that each of PIMCO, JP Morgan and PIM were each required to provide day-to-day portfolio management services and comply with all Fund policies and applicable rules and regulations. The Board also noted that JP Morgan and PIM currently subadvise several other Prudential insurance funds.

With respect to the quality of services, the Board considered, among other things, the background and experience of the JP Morgan and PIM management teams. The Board met with representatives from JP Morgan and PIM and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to JP Morgan and PIM. The Board noted that it received a favorable compliance reports from PI Compliance as to JP Morgan and PIM.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by JP Morgan and PIM and that there was a reasonable basis on which to conclude that the Portfolio would benefit from the subadvisory services to be provided by JP Morgan and PIM under the new subadvisory agreement.

Performance

The Board also considered that it was approving JP Morgan and PIM as subadvisers for the Portfolio and that JP Morgan and PIM would be implementing their respective high yield bond investment strategies for the Portfolio. The Board noted that each of JP Morgan and PIM currently manages individual pooled investment vehicles that are primarily based on their respective high yield bond investment strategies. The Manager provided information to the Board concerning the historical investment performance of the JP Morgan and PIM high yield bond composites.

Investment Subadvisory Fee Rates

The Board considered the proposed subadvisory fee rates payable by the Manager to JP Morgan and PIM under the proposed new subadvisory agreements. Based on the current net asset level of the Portfolio and the proposed initial division of Portfolio assets between JP Morgan and PIM, the effective subadvisory fee rate to be paid to: (i) J.P. Morgan under the proposed subadvisory arrangements is higher than the subadvisory fee rate paid to PIMCO under the current subadvisory arrangements; (ii) PIM under the proposed subadvisory arrangements is the same as the subadvisory fee rate paid to PIMCO under the current subadvisory arrangements; and (iii) the new subadvisers in the aggregate under the proposed subadvisory arrangements is higher than the subadvisory fee rate paid to PIMCO under the current subadvisory arrangements. The Board indicated that any change to the net investment management fees to be retained by the Manager under the proposed subadvisory arrangements would be reviewed along with the above-described factors in connection with future annual reviews of advisory agreements. The Board concluded that the proposed subadvisory fee rates under the new subadvisory agreement were reasonable.

Profitability

Because the engagement of JP Morgan and PIM with respect to the Portfolio is new, there is no historical profitability with regard to the proposed subadvisory arrangements with the Portfolio. As a result, the Board did not consider this factor. The Board noted that profitability would be reviewed in connection with future annual reviews of advisory agreements.

Economies of Scale

The Board noted that the proposed subadvisory fee schedules for JP Morgan contained a breakpoint that reduces the subadvisory fee rate on all assets above a specified level, while the subadvisory fee rate for PIM did not contain any breakpoints. The Board also noted that it would consider economies of scale in connection with future annual reviews of advisory agreements.

Other Benefits to the Subadviser or its Affiliates from Serving as Subadviser

The Board considered potential ancillary benefits that might be received by JP Morgan and PIM and its affiliates as a result of its relationships with the Portfolio. The Board concluded that the potential benefits to be derived by JP Morgan and PIM included the ability to use soft dollar credits, brokerage commissions received by affiliates of JP Morgan and PIM, as well as the potential benefits consistent with those generally resulting from an increase in assets under management, specifically, potential access to additional research resources and benefits to the reputation. The Board concluded that the benefits to be derived by JP Morgan and PIM were consistent with the types of benefits generally derived by subadvisers to mutual funds.

After consideration of these factors, the Board concluded that the approval of the subadvisory agreement was in the best interest of the Portfolio and its shareholders.

THE BOARD OF ADVANCED SERIES TRUST, INCLUDING ITS INDEPENDENT BOARD MEMBERS, RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSAL.

VOTING INFORMATION

Approval of the Proposal requires approval by a majority of the outstanding voting securities of the High Yield Portfolio, as defined by the 1940 Act. For purposes of the 1940 Act, a majority of the High Yield Portfolio's outstanding voting securities is the lesser of (i) 67% of the High Yield Portfolio's outstanding voting securities represented at a meeting at which more than 50% of the High Yield Portfolio's outstanding voting securities are present in person or represented by proxy, or (ii) more than 50% of the High Yield Portfolio's outstanding voting securities.

Each Contract owner will be entitled to give voting instructions equivalent to one vote for each full share, and a fractional vote for each fractional share, of the High Yield Portfolio beneficially owned at the close of business on the Record Date. If sufficient votes to approve the Proposal are not received by the date of the Meeting, the Meeting may be adjourned to permit further solicitations of proxies.

In accordance with requirements of the SEC, PALAC, as record owner of the shares of the High Yield Portfolio, will vote the shares for which it does not receive instruction from the Contract owner beneficially owning the shares, and PALAC will vote those shares (for the Proposal, against the Proposal, and abstain) in the same proportion as the votes cast in accordance with instructions received from Contract owners. The presence at the Meeting of PALAC will be sufficient to constitute a quorum, and all of the shares of the High Yield Portfolio will be voted in some manner by PALAC. If any shares are owned by PALAC, such shares will be voted proportionally. Proportional voting means that voting by a relatively small number of shareholders can determine whether the proposal is approved or not.

An abstention is not counted as an affirmative vote of the type necessary to approve the Proposal and, therefore, instructions to PALAC to abstain will have the same effect as a vote against the Proposal.

How to Vote

You can vote your shares in any one of three ways:

•  By mail, with the enclosed voting instruction card,

•  In person at the Meeting, or

•  By phone.

If you simply sign and date the voting instruction card but give no voting instructions, your shares will be voted in favor of the Proposal and in accordance with the views of management upon any unexpected matters that come before the Meeting or adjournment of the Meeting.

Revoking Voting Instructions

Contract owners executing and returning voting instructions may revoke such instructions at any time prior to exercise of those instructions by written notice of such revocation to the Secretary of the Fund, by execution of subsequent voting instructions, or by voting in person at the Meeting.

ADDITIONAL INFORMATION

The costs associated with soliciting voting instructions will be borne by PI or ASTI or their affiliates. Shareholders of the High Yield Portfolio will not bear any of the costs associated with the proxy solicitation.

To the knowledge of the Trust, the executive officers and Board Members of the Trust as a group owned less than 1% of the outstanding shares of the High Yield Portfolio as of the Record Date. There were no persons who owned beneficially 5% or more of the shares of the High Yield Portfolio as of the Record Date.

Affiliated broker-dealers received $322 in commissions from the Trust with respect to the High Yield Portfolio during the fiscal year ending December 31, 2009.

The table below lists the compensation paid to PIMCO by PI and ASTI under the existing subadvisory agreement for the subadvisory services performed by PIMCO for the High Yield Portfolio, as well as the date of the subadvisory agreement with PIMCO, and the date on which the agreement was last submitted to shareholders in conjunction with soliciting shareholder approval for a Management Agreement among PI, ASTI and the Trust.

Portfolio	Subadvisory Agreement Date	Date Subadvisory Agreement Submitted to Shareholders*	Fee Paid to PIMCO (% of average daily net assets)
AST High Yield Portfolio	3/7/06	N/A	0.25%

*  The Subadvisory Agreement was adopted with the approval of the Board of Trustees, subsequent to shareholder approval of a Management Agreement between the High Yield Portfolio and the Co-Managers.

The table below sets forth the total fees paid by the High Yield Portfolio to PI and ASTI, and the total fees received by PIMCO from PI and ASTI for subadvisory services performed by PIMCO for the High Yield Portfolio during the fiscal year ended December 31, 2009:

Portfolio	Fee Paid to PI and ASTI	Fee Received by PIMCO From PI and ASTI
AST High Yield	$4,545,524	$1,515,175

SHAREHOLDER PROPOSALS

Any shareholder who wishes to submit a proposal to be considered at the Trust's next meeting of shareholders should send the proposal to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, New Jersey 07102, so as to be received within a reasonable time before the Board makes the solicitation relating to such meeting, in order to be included in the proxy statement and form of proxy relating to such meeting.

The Trust is not required to hold annual meetings of shareholders except under certain circumstances to elect Trustees. The Trust does not intend to hold annual meetings of shareholders other than as required by its Declaration of Trust or applicable law, or if otherwise deemed advisable by its Board of Trustees.

Shareholder proposals that are submitted in a timely manner will not necessarily be included in the Trust's proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws.

OTHER BUSINESS

Management knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will be voted according to the best judgment of Management in the interest of the Trust.

It is important that you execute and return ALL of your voting instruction cards promptly.

Exhibit A

ADVANCED SERIES TRUST

AST HIGH YIELD PORTFOLIO

SUBADVISORY AGREEMENT

Agreement made as of this ____ day of __________, 2010 between Prudential Investments LLC (PI), a New York limited liability company and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (AST), a Maryland corporation (together, the Co-Managers), and Prudential Investment Management, Inc. (PIM or the Subadviser),

WHEREAS, the Co-Managers have entered into a Management Agreement (the Management Agreement) dated May 1, 2003, with Advanced Series Trust (formerly American Skandia Trust), a Massachusetts business trust (the Trust) and a diversified, open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI and AST act as Co-Managers of the Trust; and

WHEREAS, the Co-Managers, acting pursuant to the Management Agreement, desire to retain the Subadviser to provide investment advisory services to the Trust and one or more of its series as specified in Schedule A hereto (individually and collectively, with the Trust, referred to herein as the Trust) and to manage such portion of the Trust as the Co-Managers shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1.  (a) Subject to the supervision of the Co-Managers and the Board of Trustees of the Trust, the Subadviser shall manage such portion of the Trust's portfolio as delegated to the Subadviser by the Co-Managers, including the purchase, retention and disposition thereof, in accordance with the Trust's investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the Prospectus), and subject to the following understandings:

(i)  The Subadviser shall provide supervision of such portion of the Trust's investments as the Co-Managers shall direct, and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Trust, and what portion of the assets will be invested or held uninvested as cash.

(ii)  In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the copies of the Amended and Restated Declaration of Trust of the Trust, the By-laws of the Trust, the Prospectus of the Trust, and the Trust's valuation procedures as provided to it by the Co-Managers (the Trust Documents) and with the instructions and directions of the Co-Managers and of the Board of Trustees of the Trust, co-operate with the Co-Managers' (or their designees') personnel responsible for monitoring the Trust's compliance and will conform to, and comply with, the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations. In connection therewith, the Subadviser shall, among other things, prepare and file such reports as are, or may in the future be, required by the Securities and Exchange Commission (the Commission). The Co-Managers shall provide Subadviser timely with copies of any updated Trust Documents.

(iii)  The Subadviser shall determine the securities and futures contracts to be purchased or sold by such portion of the Trust's portfolio, as applicable, and may place orders with or through such persons, brokers, dealers or futures commission merchants (including but not limited to Prudential Securities Incorporated (or any broker or dealer affiliated with the Subadviser) to carry out the policy with respect to brokerage as set forth in the Trust's Prospectus or as the Board of Trustees may direct in writing from time to time. In providing the Trust with investment supervision, it is recognized that the Subadviser

A1

will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers, dealers or futures commission merchants who may effect or be a party to any such transaction or other transactions to which the Subadviser's other clients may be a party. The Co-Managers (or Subadviser) to the Trust each shall have discretion to effect investment transactions for the Trust through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Trust to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Co-Managers (or the Subadviser) with respect to the Trust and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.

On occasions when the Subadviser deems the purchase or sale of a security or futures contract to be in the best interest of the Trust as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased. In such event, allocation of the securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other clients.

(iv)  The Subadviser shall maintain all books and records with respect to the Trust's portfolio transactions effected by it as required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act, and shall render to the Trust's Board of Trustees such periodic and special reports as the Trustees may reasonably request. The Subadviser shall make reasonably available its employees and officers for consultation with any of the Trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Trust's securities.

(v)  The Subadviser or an affiliate shall provide the Trust's custodian (the Custodian) on each business day with information relating to all transactions concerning the portion of the Trust's assets it manages, and shall provide the Co-Managers with such information upon request of the Co-Managers.

(vi)  The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Co-Managers understand and agree that if the Co-Managers manage the Trust in a "manager-of-managers" style, the Co-Managers will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust's Board as to whether the contract with one or more subadvisers should be renewed, modified, or terminated, and (iii) periodically report to the Trust's Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process.

(vii)  The Subadviser acknowledges that the Co-Managers and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Trust's portfolio or any other transactions of Trust assets.

(b)  The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as Trustees or officers of the Trust to serve in the capacities in which they are elected. Services to be

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furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

(c)  The Subadviser shall keep the Trust's books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof and shall timely furnish to the Co-Managers all information relating to the Subadviser's services hereunder needed by the Co-Managers to keep the other books and records of the Trust required by Rule 31a-1 under the 1940 Act or any successor regulation. The Subadviser agrees that all records which it maintains for the Trust are the property of the Trust, and the Subadviser will surrender promptly to the Trust any of such records upon the Trust's request, provided, however, that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act or any successor regulation any such records as are required to be maintained by it pursuant to paragraph 1(a) hereof.

(d)  In connection with its duties under this Agreement, the Subadviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable state and federal regulations.

(e)  The Subadviser shall furnish to the Co-Managers copies of all records prepared in connection with (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof as the Manager may reasonably request.

(f)  The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Trust's portfolio, subject to such reasonable reporting and other requirements as shall be established by the Co-Managers.

(g)  The Subadviser acknowledges that it is responsible for evaluating whether market quotations are readily available for the Trust's portfolio securities, evaluating whether those market quotations are reliable for purposes of valuing the Trust's portfolio securities, evaluating whether those market quotations are reliable for determining the Trust's net asset value per share and promptly notifying the Co-Managers upon the occurrence of any significant event with respect to any of the Trust's portfolio securities in accordance with the requirements of the 1940 Act and any related written guidance from the Commission and the Commission staff. Upon reasonable request from the Co-Managers, the Subadviser (through a qualified person) will assist the valuation committee of the Trust or the Co-Managers in valuing securities of the Trust as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

2.  The Co-Managers shall continue to have responsibility for all services to be provided to the Trust pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Co-Managers shall provide (or cause the Custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Trust managed by the Subadviser, cash requirements and cash available for investment in such portion of the Trust, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board of Trustees of the Trust that affect the duties of the Subadviser).

3.  For the services provided pursuant to this Agreement, the Co-Managers shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Trust's average daily net assets of the portion of the Trust managed by the Subadviser as described in the attached Schedule A. Liability for payment of compensation by the Co-Managers to the Subadviser under this Agreement is contingent upon the Co-Managers' receipt of payment from the Trust for management services described under the Management Agreement between the Fund and the Co-Managers. Expense caps or fee waivers for the Trust that may be agreed to by the Co-Managers, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Co-Managers.

4.  The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Trust or the Co-Managers in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its

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reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Co-Managers or the Trust may have against the Subadviser under federal or state securities laws. The Co-Managers shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Co-Managers' willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Co-Managers, their affiliated persons, their officers, directors and employees, for any liability and expenses, including attorneys' fees, which may be sustained as a result of the Subadviser's willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.

5.  This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust at any time, without the payment of any penalty, by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Co-Managers or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it will promptly notify the Trust and the Co-Managers of the occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change of control (as defined in the 1940 Act) of the Subadviser.

Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Co-Managers at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary (for PI) and One Corporate Drive, Shelton, Connecticut, 06484, Attention: Secretary (for AST); (2) to the Trust at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Gateway Center Two, 100 Mulberry Street, Newark, NJ 07102, Attention: Chief Legal Officer.

6.  Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers or employees who may also be a Trustee, officer or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

7.  During the term of this Agreement, the Co-Managers agree to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Trust or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, facsimile transmission equipment or hand delivery.

8.  This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

9.  This Agreement shall be governed by the laws of the State of New York.

10.  Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

By: _____________________________________________ Name: __________________________________________ Title: ___________________________________________

AST INVESTMENT SERVICES, INC.

By: _____________________________________________ Name: __________________________________________ Title: ___________________________________________

PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By: _____________________________________________ Name: __________________________________________ Title: ___________________________________________

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SCHEDULE A

ADVANCED SERIES TRUST

As compensation for services provided by Prudential Investment Management, Inc. (PIM), Prudential Investments LLC and AST Investment Services, Inc. (formerly American Skandia Investment Services, Inc.) (together, the Co-Managers) will pay PIM an advisory fee on the net assets managed by PIM that is equal, on an annualized basis, to the following:

Portfolio Name	Advisory Fee
AST High Yield Portfolio	0.25% of average daily net assets

Dated as of ______, 2010.

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